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Exhibit 23.6.

Engineer's Consent

        As independent petroleum engineers, we hereby consent to the reference of our appraisal reports for Canor Energy Ltd. as of the year ended December 31, 2001, incorporated herein by reference into the following Registration Statements: Form S-3 (No. 333-48168) and Form S-8 (33-4436, 33-15149, 33-40800, 33-40801, 33-48169, 333-04913, 333-04951, 333-67658 and 333-89486).

/s/ ROBERT N. JOHNSON Manager, Engineering and Director SPROULE ASSOCIATES LIMITED

March 4, 2005

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Engineer's Consent